[LOGO] ATLAS CAPITAL SERVICES, INC.

                                                                   July 30, 2001
BY FACSIMILE
------------

Mr. William Christie
Chairman and CEO
Booktech.com, Inc.
42 Cummings Park
Woburn, Mass. 01801

            Re: Investment Banking/Advisory Agreement.
                -------------------------------------

Dear Bill:

     This will confirm the basis upon which Book Tech, Inc. and its affiliates (the "COMPANY") has engaged Atlas Capital Services, Inc. ("ATLAS") on an exclusive basis, to provide advisory and investment banking services with respect to the exploration of strategic alternatives (i) that may lead to a possible transaction ("TRANSACTION"), through (x) an investment in the Company ("INVESTMENT"), or (y) a sale, merger, joint venture or otherwise, whether effected in a single transaction or a series of related transactions, in which 50% or more of the voting power of the Company or all or a substantial portion of its business or assets are combined with or transferred to another company (excluding reincorporations) ("MERGER"), or (ii) the restructuring of the Company's activities ("RESTRUCTURING").

     1. Services to be Rendered. Atlas agrees to perform and provide such of the following financial advisory and investment banking services as the Company reasonably and specifically requests:

          1.1 RESTRUCTURING SERVICES. With respect to Restructuring activities, Atlas shall:

          A. familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company.

          B. advise the Company regarding company operations, staffing, strategy, and other issues related to building shareholder value consistent with the provisions of this proposal;

          C. assist the Company in determining which employees/officers of the Company, if any, are necessary in order to, amongst others, maintain business operations, collect the outstanding account receivables, maintain relationships with creditors of the Company so that work-outs and settlements can be reached, and file timely reports with the Securities and Exchange Commission.

          D. recommend and introduce various third-party consultants to the Company who can assist management in the Restructuring of the Company's activities;


            225 Broadway Suite 910     New York, NY 10007     U.S.A
                 Phone: (212) 267-3500     Fax: (212) 267-3501

          E. assist the Company in preparing a plan of operation to settle and/or reduce the outstanding liabilities of the Company's subsidiary and to collect all of the subsidiary's outstanding accounts receivables; and

          F. advise the Company's management in general corporate finance and restructuring.

          1.2 RAISING FUNDS. With respect to Investment services, Atlas shall use its best efforts to raise the Company funds, in a single or series of transactions, via debt or equity instruments.

          1.3 MERGER. Concomitantly with its Restructuring services and financing activities, Atlas shall begin to:

          A. identify and evaluating private companies that may want to engage in a Merger transaction with the Company;

          B. contact potential Merger candidates which Atlas and the Company believe to be appropriate for a potential Merger;

          C. advise and assist the Company in considering the desirability of effecting a transaction, and, if the Company believes such a transaction to be desirable, in developing a general negotiating strategy for accomplishing a transaction; and

          D. advise and assist the Company in the course of its negotiation of a transaction and will participate in such negotiations.

          1.4 In rendering such services, Atlas will meet with representatives of such Candidates, as are approved in advance by the Company, and provide such representatives with such information about the Company as may be appropriate, subject to customary business confidentiality.

     2. BEST EFFORTS. Atlas agrees to devote such time and effort to the affairs of the Company as is reasonable and adequate to render the Services contemplated by this agreement. The Company understands and agrees that Atlas shall not be responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor shall Atlas include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. Atlas does not guarantee results on behalf of the Company, but shall pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company's needs, Atlas shall notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction shall be subject to acceptance of the terms and conditions by the Company in its sole discretion.


            225 Broadway Suite 910     New York, NY 10007     U.S.A
                 Phone: (212) 267-3500     Fax: (212) 267-3501

     3. INFORMATION.

          3.1 The Company shall furnish Atlas such information as Atlas reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). The Company understands and agrees that Atlas, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Atlas shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Atlas in connection with the rendering of its services. Accordingly, Atlas shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Atlas by the Company or any potential partners and used by Atlas in its analysis, Atlas shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

          3.2 In connection with the services described in this Section 1, the Company hereby authorizes Atlas, as the Company's representative, to transmit the Memorandum to potential parties to a Transaction and execute on behalf of the Company a confidentiality agreement, in form approved by the Company, to be entered into by such parties. The Company hereby acknowledges that all information contained in the Memorandum will be provided by or based upon information provided by the Company or third parties, and that the Company will be solely responsible for the contents thereof. Atlas hereby agrees to obtain the consent of the Company prior to contacting any potential party to a Transaction.

     4. TIMELY APPRAISALS. The Company hereby agrees to use its commercially reasonable efforts to keep Atlas up to date and apprised of all business, market and legal developments related to the Company and its operations and management.
Accordingly:

          (i) the Company shall provide Atlas with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation, private placement memoranda, key contracts, employment and consulting agreements and other operational agreements;

          (ii) the Company shall promptly notify Atlas of all new contracts agreements, joint ventures or filings with any state, federal or local administrative agency, including without limitation the SEC, NASD or any state agency, and shall provide all related documents, including copies of the exact documents filed, to Atlas, including without limitation, all annual reports, quarterly reports and notices of change of events, and registration statements filed with the SEC and any state agency, directly to Atlas;


            225 Broadway Suite 910     New York, NY 10007     U.S.A
                 Phone: (212) 267-3500     Fax: (212) 267-3501

          (iii) the Company shall also provide directly to Atlas current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by Atlas from time to time; and

          (iv) Atlas shall keep all documents and information supplied to it hereunder confidential.

     5. TRANSACTION FEES. In consideration of Atlas's services, Atlas shall be entitled to receive, and the Company hereby agrees to pay to Atlas, the following:

          5.1 RESTRUCTURING SERVICES. In consideration of Atlas' Restructuring services, Atlas shall receive shares of common stock of the Company, equal to 4.99% of the outstanding common stock of the Company. The Shares shall be issued upon execution of this investment banking agreement. The parties shall execute a Registration Rights Agreement that shall include customary demand and piggyback registration rights.

          5.2 FINANCING.

          5.2.1 CASH FEE. In the event of an Investment in the Company, the Company shall pay Atlas a cash fee by certified check or wire transfer equal to 10% of the principal amount of the Transaction Amount (as defined below), and shall be paid as proceeds are received by the Company from each Transaction. Any portion of Atlas's Transaction Fee that is attributable to proceeds to be received by the Company upon the occurrence of a future event, or the satisfaction of a contingency shall be paid when the event occurs or the contingency is satisfied.

          5.2.2 WARRANTS. In addition to the foregoing, upon consummation of an Investment, the Company will issue to Atlas and/or its designee(s) warrants (the "Warrants") to purchase such number of shares of the Company's common stock as shall be equal to 10% of the aggregate number of fully diluted and/or exercised or converted shares of common stock of the Company as are purchased by the Candidates. The Warrants shall be purchased for a nominal sum and shall be exercisable for a period of five years from the date of closing with an exercise price equal to the effective per share or unit price paid by the Candidates engaging in the Transaction. The terms of the Warrants shall be set forth in one or more agreements (the "Warrant Agreements") in form and substance reasonably satisfactory to Atlas and the Company. The Warrant Agreements shall contain customary terms, including without limitation, provisions for "cashless" exercise, change of control, weighted-average price based anti-dilution, and customary demand and piggyback registration rights consistent with the registration rights granted to the Candidates.

          5.3 MERGER. In the event a Merger occurs, Atlas shall receive shares of common stock of the Company equal to 5% of the outstanding common stock of the Company (Post Merger). The parties shall execute a Registration Rights Agreement that shall include customary demand and piggyback registration rights.


            225 Broadway Suite 910     New York, NY 10007     U.S.A
                 Phone: (212) 267-3500     Fax: (212) 267-3501

          5.4 DEFINITION OF TRANSACTION AMOUNT. As used herein, the term Transaction Amount" shall mean the gross amount of all consideration, including without limitation to, all cash, cash equivalents, stock, warrants, and/or assets that is exchanged or provided to or by the Company or its shareholders, affiliates, or subsidiaries in a Transaction, or any entities formed in or which results from a Transaction. The Transaction amount shall be cumulative (e.g., if the Company receives initial consideration and then subsequently received royalty and/or licensing fees, warrant exercise funds, etc,.) such that the Transaction Amount shall include all such consideration.

     6. EXPENSES. In addition to any fees that may be payable to Atlas hereunder and regardless of whether any Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse Atlas for all reasonable fees and disbursements of Atlas's counsel, if any, and all of Atlas's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed Transaction or Restructuring services arising out of Atlas's engagement hereunder. Any fees and/or disbursements individually or in the aggregate in excess of $10,000.00 must be approved in advance by the written consent of the Company.

     7. INDEMNITY. The Company hereby agrees to indemnify Atlas under its standard indemnification provisions, a copy of which is attached hereto as Exhibit A, a made a part hereof.

     8. TERMINATION OF ENGAGEMENT. Atlas's engagement shall be for a period of three (3) months ("Term"). Thereafter, the agreement may be terminated by either the Company or Atlas at any time, with or without cause, upon written notice to that effect to the other party; provided, however, that: Atlas's Transaction Fee shall have been earned and shall be payable to Atlas upon consummation of any Transaction which occurs as a result of this Agreement with any Entity in which a Transaction was made in whole or in part (1) during the term of this Agreement (hereafter "Phase I"); or, (2) within 24 months following the termination date of this Agreement (hereafter "Phase II") with regard to an Entity which Atlas or the Company has had any communications during Phase I.

     9. RELIANCE ON OTHERS. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

     10. AFFILIATE SERVICES. In connection with the services contemplated by this agreement, and in addition to the consultants referenced in Section 1.1 above, Atlas may utilize or engage, on an "as needed" basis, the services of personnel who are employees of The Atlas Group of Companies, LLC or its affiliates.

     11. PUBLICITY. The Company agrees that Atlas shall have the right, at its own cost, to advertise its participation in the Transaction in "tombstone" or other appropriate financial advertisements in newspapers, magazines, trade periodicals or other publications. Atlas agrees that the content of such tombstone or other advertisements shall not be published without the Company's prior approval, provided that such approval is not unreasonably withheld or delayed.


            225 Broadway Suite 910     New York, NY 10007     U.S.A
                 Phone: (212) 267-3500     Fax: (212) 267-3501

     12. NO RIGHTS IN SHAREHOLDERS, ETC. The Company recognizes that Atlas has been engaged only by the Company, and that the Company's engagement of Atlas is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of the Company or any other person not a party hereto as against Atlas or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the Company's engagement of Atlas or any statements, advice, opinions or conduct by Atlas. Without limiting the foregoing, any opinions or advice rendered to the Company's Board of Directors or management in the course of the Company's engagement of Atlas are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of the Company concerning action that such shareholder might or should take in connection with the Transaction. Atlas's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and Atlas.

     13. GOVERNING LAW; FORUM. This agreement shall be governed by the laws of the State of New York. Any and all claims, disputes, or controversies arising out of this Agreement will be resolved by arbitration before the American Arbitration Association ("AAA") and that with respect to this Agreement, a party may seek injunctive relief and ancillary damages before the AAA. Each party irrevocably consents to subject matter jurisdiction before the AAA. The parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party for punitive or similar damages. The parties agree that any award or decision by the AAA shall be final and binding upon the parties and a judgment may be entered in a court of competent jurisdiction upon such award or decision. The parties agree that the situs of any arbitration or legal proceedings hereunder shall be the City of New York.

     14. MISCELLANEOUS. In order to better coordinate the activities of Atlas contemplated by this letter, both the Company (including management or other officers and directors of the Company) and Atlas will promptly inform the other of inquiries of third parties which it receives concerning a Transaction. Nothing in this Agreement is intended to obligate or commit Atlas or any of its affiliates to provide any services other than as set out above. This Agreement may be executed in two or more counterparts, all of which together shall be considered a single instrument. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral) of the parties hereto with respect to the subject matter hereof, and cannot be amended or otherwise modified except in writing executed by the parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company. Neither party may assign its obligations or rights pursuant to this Agreement without the prior written consent of the other party.

     15. NOTICES. All notices and other communications hereunder shall be deemed given upon (a) the sender's confirmation of receipt of a facsimile transmission to the recipient's facsimile number set forth below, (b) confirmed delivery by a standard overnight carrier to the recipient's address set forth below, or (c) delivery by hand to the recipient's address set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section 15):


            225 Broadway Suite 910     New York, NY 10007     U.S.A
                 Phone: (212) 267-3500     Fax: (212) 267-3501

          (a)  If to the Company, to:

               Mr. William Christie
               Chief Executive Officer
               Booktech.com, Inc.
               42 Cummings Park
               Woburn, Mass. 01801
               Fax: (781) 938-0352

          (b)  If to Atlas, to:

               Marat Roisenberg
               Executive Vice-President
               Atlas Capital Services,
               Inc. 225 Broadway, Suite 910
               New York, New York 10007
               Fax: (212) 267-3501

     If you are in agreement with the foregoing, please sign and return the attached copy of this agreement, whereupon this agreement shall become effective as of the date hereof.



                                                    Sincerely,

                                                    ATLAS CAPITAL SERVICES, INC.


                                                By: ____________________________
                                                        Marat Roisenberg
                                                        Executive Vice-President



Accepted and Agreed to this _____ day of July, 2001:

BOOKTECH.COM, INC.


By: __________________________
    Name:
    Title:

c.c.: Joel Dumaresq--joel@nljv.com; joeldumaresq@home.com
      Ajmal Khan--akhan@verusinternational.com
      William Dennis--wdennis@akingump.com


            225 Broadway Suite 910     New York, NY 10007     U.S.A
                 Phone: (212) 267-3500     Fax: (212) 267-3501